UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2025

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2025, Superior Industries International, Inc. (the “Company”) awarded Michael Dorah, the Company’s Executive Vice President and Chief Operating Officer, a one-time retention award, comprised of a cash bonus in the amount of $1,000,000 (the “Retention Award”). The Retention Award is intended to incentivize Mr. Dorah to remain as the Company’s Executive Vice President and Chief Operating Officer through the applicable payment date and thereby ensure his continued employment as a key leader of the Company through the successful implementation of the Company’s operational improvement plans.

The terms of the Retention Award are set forth in a Retention Award Letter, dated February 5, 2025, between the Company and Mr. Dorah. Pursuant to the Retention Award Letter, the Retention Award will be paid to Mr. Dorah in a lump-sum payment on January 31, 2026, provided that he remains employed by the Company through such date. In addition, Mr. Dorah will receive the Retention Award upon an earlier termination of his employment by the Company without “cause” (as defined in the Retention Award Letter).

In addition, on February 5, 2025, the Company and its Chief Executive Officer, Majdi B. Abulaban, entered into an amendment to his Executive Employment Agreement, dated March 28, 2019 (the “Employment Agreement”). The Employment Agreement was amended to provide that if, within two years after a change in control (as defined in the Company’s 2018 Equity Incentive Plan), the Company terminates Mr. Abulaban’s employment without “cause” or he resigns for “good reason” (each, as defined in the Employment Agreement), provided he satisfies the release of claims requirement set forth in the Employment Agreement, Mr. Abulaban will be entitled to receive a payment equal to three (3) times (increased from two (2) times, as previously provided in the Employment Agreement) the sum of his then-current annual base salary and his target annual bonus for the fiscal year in which his employment terminates. The enhancement to Mr. Abulaban’s severance following a change in control is intended to support ongoing retention and alignment of his interests with those of our stockholders in the event of a potential change in control transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: February 7, 2025	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer